UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of Earliest Event Reported):
October 6, 2023
Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware
001-38695
64-0500378
(State or other jurisdiction of
incorporation)
(Commission File Number)
(IRS Employer Identification No.)

1052 Highland Colony Pkwy
,
Suite 200
,
Ridgeland
,
MS
39157
(Address of principal executive offices (zip code))

601
-
948-6813
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions (see General Instruction A.2 below):
☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the

Act:
Title of each class
Trading
Symbol(s) Name of each exchange on which registered
Common Stock, $0.01 par value per share
CALM
The
NASDAQ

Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.
☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting of Stockholders was held on October 6, 2023.
Proposal No. 1: Election of Directors.
The following persons were nominated and elected to serve

as members of the Board of
Directors until our next annual meeting of stockholders and until their successors are elected and qualified.
Nominees for the Board of Directors of the Company:
Names Votes For Votes Withheld Non-Votes
Adolphus B. Baker 62,843,592 19,390,659 5,225,801
Max P. Bowman 69,996,455 12,237,796 5,225,801
Letitia C. Hughes 65,006,676 17,227,575 5,225,801
Sherman L. Miller 72,102,336 10,131,915 5,225,801
James E. Poole 64,932,815 17,301,436 5,225,801
Steve W. Sanders 66,387,583 15,846,668 5,225,801
Camille S. Young 66,808,403 15,425,848 5,225,801
Proposal No. 2:

Advisory vote on the

compensation of our

named executive officers.
The Company’s stockholders approve
the proposal by the following vote:
Votes For Votes Against Abstentions Non-Votes
78,521,394 3,587,645 125,212 5,225,801
Proposal No. 3:

Vote on frequency

of future votes

on executive

compensation.
The Company’s

stockholders approve

the
proposal by the following vote:
One Year Two Years Three Years Abstain Non-Votes
25,462,606 121,545 56,564,301 85,799 5,225,801
Proposal No.

4: Ratification

of the

selection of

Frost, PLLC

as the

independent registered

public accounting

firm for
the Company for fiscal 2024.

The Company’s stockholders approved the proposal by the following vote:
Votes For Votes Against Abstentions Non-Votes
87,069,604 295,584 94,864 N/A
Item 9.01 – Financial Statements and Exhibits
(d)

Exhibits
Exhibit
Number Description
104 Cover Page Interactive Data File, (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.
Date: October 6, 2023
By:

/s/ Max P. Bowman

Max P. Bowman

Director, Vice President, and Chief Financial Officer